EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

I, George Brown, the Chief Financial Officer of AlphaMetrix, LLC, the Sponsor of AlphaMetrix Managed Futures LLC (Aspect Series) (the “Series”), certify that (i) the Quarterly Report of the Series on Form 10-Q for the period ending June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: August 14, 2012

By:	/s/ George Brown

George Brown

Chief Financial Officer
AlphaMetrix, LLC